UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2018

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(Commission File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

On October 21, 2018, Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), and WorleyParsons Limited, a company incorporated in Australia (“Buyer”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Buyer agreed to acquire the Company’s energy, chemicals and resources businesses (the “Business”) for a purchase price of $3.3 billion consisting of (i) $2.6 billion in cash (the “Cash Consideration”) plus (ii) ordinary shares of the Buyer equal to $700 million (the “Share Consideration”, and together with the Cash Consideration, the “Purchase Price”), subject to adjustments for changes in working capital and certain other items (the “Transaction”). The Transaction, which has been approved by the boards of directors of the Company and Buyer, is expected to close in the first half of calendar year 2019.

The completion of the Transaction is subject to certain customary closing conditions, including, but not limited to, (i) the absence of any law or order prohibiting the consummation of the Transaction, (ii) the expiration or termination of the waiting period (and any extensions thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the expiration or termination of all applicable waiting periods and the receipt of all applicable approvals required pursuant to or in connection with the competition laws of certain foreign jurisdictions in which the Business operates, (iv) the receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”), (v) the completion of a certain number of agreed upon steps of the Reorganization (as defined in the Purchase Agreement) and (vi) the transfer of certain owned real property of the Business.

Each party’s obligation to consummate the Transaction is also subject to certain additional closing conditions, including, but not limited to, (i) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers), (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Purchase Agreement and (iii) the absence of any Business Material Adverse Effect and Buyer Material Adverse Effect (as such terms are defined in the Purchase Agreement).

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. The representations and warranties in the Purchase Agreement are the product of negotiations among the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person. The covenants include, among others, the following: (i) the Company’s obligation to operate the Business in all material respects in the ordinary course consistent with past practice between the execution of the Purchase Agreement and the earlier of the closing of the Transaction or the termination of the Purchase Agreement, (ii) the Company’s agreement not to compete with the Business (subject to certain exceptions) for a period of five years following the closing of the Transaction and (iii) Buyer’s agreement to cause one of the acquired entities to not compete in certain geographical regions with certain services of the Company (subject to certain exceptions) for a period of five years following the closing of the Transaction.

Each of the parties is required to use its commercially reasonable efforts to consummate the Transaction, including by making filings under the HSR Act and the competition laws of certain foreign jurisdictions, and obtaining approval from CFIUS, to complete the Transaction.

Buyer has agreed to use commercially reasonable efforts to obtain its equity and debt financing for the Transaction and the Company has agreed to use its commercially reasonable efforts to cooperate with Buyer in Buyer’s efforts to obtain such equity and debt financing. There is no financing condition to the Transaction.

The Purchase Agreement contains customary termination provisions in favor of both parties, including a right to terminate the Purchase Agreement if the closing of the Transaction has not occurred on or before October 21, 2019 (subject to limited extension by either party to a date not later than December 31, 2019). The Purchase Agreement also provides that the Buyer will be required to pay the Company a termination fee of $99 million upon the termination of the Purchase Agreement by the Company or Buyer as a result of a failure to obtain CFIUS approval or upon the termination of the Purchase Agreement by the Company as a result of a material breach by the Buyer of its covenant to cooperate in seeking CFIUS approval.

Both the Company and Buyer have agreed, following the closing, to indemnify the other party for certain retained or acquired liabilities, as applicable, subject to certain limitations.

Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements, including a transition services agreement.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 21, 2018, the Company issued a press release announcing, among other things, the Company’s current expectations regarding results for the fiscal year ended September 28, 2018. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

The information disclosed pursuant to Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information disclosed pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure.

On October 21, 2018, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information disclosed pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Stock and Asset Purchase Agreement, dated as of October 21, 2018, by and among Jacobs Engineering Group Inc. and WorleyParsons Limited.*

99.1	Press Release issued by Jacobs Engineering Group Inc. on October 21, 2018.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this document that are not based on historical fact are forward-looking statements, including statements regarding whether and when the Transaction between the Company and Buyer will be consummated and the anticipated benefits thereof. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that the Company and Buyer may be unable to obtain regulatory approval or that other conditions to closing the Transaction may not be satisfied such that the Transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the Transaction; risks that the Transaction disrupts current plans and operations of the Company; the ability to recognize the benefits of the Transaction; the amount of the costs, fees, expenses and charges related to the Transaction; the outcome of any legal proceedings related to the Transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement. For a description of some additional factors that may occur that could cause actual results to differ from forward-looking statements see the Company’s Annual Report on Form 10-K for the period ended September 29, 2017, in particular the “Risk Factors” discussions thereunder, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2018

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer